UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2018

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 27, 2018, Robert C. Gatenio, the Executive Chairman of the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), delivered a Notice of Resignation to NorthStar Healthcare resigning as a member of the Board and as Executive Chairman of NorthStar Healthcare effective 12:01 p.m. EST on November 27, 2018 in order to pursue other opportunities. The decision by Mr. Gatenio was not a result of any disagreement with NorthStar Healthcare on any matter relating to NorthStar Healthcare’s operations, polices or practices.

In addition, on November 28, 2018, the Board appointed Justin Chang as a member of the Board to fill the vacancy created by Mr. Gatenio’s resignation and appointed Mr. Chang as Chairman of the Board, effective immediately.

Justin Chang, age 51, is the Managing Director, Global Head of Private Equity at Colony Capital, Inc., NorthStar Healthcare’s sponsor (the “Sponsor”). Mr. Chang is responsible for the identification, evaluation, consummation, and management of new investments of the Sponsor, with a particular focus on extending the Sponsor’s presence and activities on a global basis. Mr. Chang served as the chief executive officer of Colony American Homes, Inc. from 2012 to 2016 and served on the Board of Trustees of Colony Starwood Homes from 2016 to June 2017. Mr. Chang also serves on the Investment Committee of Digital Colony Partners. Prior to joining the Sponsor in 2010, Mr. Chang was a partner with TPG Capital, an international private equity investment firm, which he joined in 1993. At TPG, Mr. Chang led private equity investments across a broad range of industries including consumer products, financial services, healthcare, real estate, technology and telecommunications in multiple geographies in North America and Asia. Mr. Chang currently serves on the board of directors of Fly Blade, Inc. and has served on the board of directors of Beringer Wine Estates, Crystal Decisions, Lenovo Group, On Semiconductor, Shenzhen Development Bank, Silverado Premium Properties, and UTAC Holdings. Mr. Chang received his Bachelor of Arts, cum laude, from Yale University and his MBA from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: November 29, 2018	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary